Exhibit 10.1

AMENDED & RESTATED FORWARD PURCHASE AGREEMENT

This Amended & Restated Forward Purchase Agreement (this “Agreement”) is entered into as of _______(Date)_________, 2020 by and among HighPeak Energy, Inc., a Delaware corporation (“HighPeak Energy” or the “Company”), each party designated as a Purchaser on the signature page hereto (together with any other Person (as defined below) that becomes a Purchaser hereunder pursuant to the terms hereof, in each case, for so long as each such Person is a party to this Agreement, the “Purchasers” and each individually, a “Purchaser”), HighPeak Energy Partners, LP, a Delaware limited partnership (“HPEP I”) and, solely for purposes of providing the written consent to assignment contemplated by Sections 4(c) and 9(f) of the original Forward Purchase Agreement (the “Original Agreement”), dated April 12, 2018, between HPEP I and Pure Acquisition Corp., a Delaware corporation (“Pure” together with HPEP I, the “Original Parties”), Pure.

RECITALS

WHEREAS, Pure was formed for the purpose of effecting a merger, amalgamation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, Pure, pursuant to a prospectus dated April 16, 2018, sold in its initial public offering (“IPO”) 41,400,000 units (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one share of Pure’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one “Public Warrant” (as defined in the Warrant Agreement (as defined below)), where each whole Public Warrant is exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share;

WHEREAS, in connection with the IPO, Pure issued in a private placement an aggregate of 10,280,000 “Private Placement Warrants” (as defined in the Warrant Agreement), where each such Private Placement Warrant is exercisable for one share of Class A Common Stock at $11.50 per share, at a price of $1.00 per Private Placement Warrant;

WHEREAS, Pure and HPEP I previously entered into the Original Agreement, pursuant to which HPEP I agreed on the terms and subject to the conditions set forth therein to subscribe for an aggregate of up to 15,000,000 units with each unit consisting of one share of Class A Common Stock and one-half of one “Warrant” (as defined in the Warrant Agreement) to purchase one share of Class A Common Stock on the same terms as the Private Placement Warrants, for $10.00 per unit, or an aggregate maximum amount of $150,000,000 (the “Original Agreement Purchase Price”), immediately prior to the closing of Pure’s initial Business Combination (the “Business Combination Closing”);

WHEREAS, Pure, HighPeak Energy, certain affiliates of HPEP I and Pure Acquisition Merger Sub, Inc., a Delaware corporation and indirect wholly owned subsidiary of Pure, have entered into a Business Combination Agreement (as amended on June 12, 2020, July 1, 2020 and July 24, 2020 and as may be further amended from time to time, the “Business Combination Agreement”), (i) pursuant to which, among other things, upon the Business Combination Closing the Class A Common Stock will be converted into the right to receive (a) one share of Common Stock, par value $0.0001 per share (the “HighPeak Common Stock”) of HighPeak Energy (and cash in lieu of fractional shares, if any), (b) a cash amount equal to the amount, if any, by which the per-share redemption value of the Class A Common Stock at the Business Combination Closing exceeds $10.00 per share, (c) one HighPeak Energy Warrant (as defined below) for each one whole share of HighPeak Common Stock issued pursuant to clause (a) with respect to such share of Class A Common Stock and (d) one contingent value right (each, a “CVR”) (subject to the terms of a Contingent Value Rights Agreement in substantially the form attached hereto as Exhibit A (the “CVR Agreement”) for each one whole share of HighPeak Common Stock issued pursuant to clause (a) with respect to such share of Class A Common Stock and (ii) which provided for, among other things, the execution of this Agreement and the associated amendments to the Original Agreement to, among other things, assign Pure’s rights and obligations under the Original Agreement to HighPeak Energy, assign HPEP I’s rights and obligations to the Purchasers in accordance herewith, increase the aggregate number of Warrants issuable to Purchasers and provide for the inclusion of CVRs as part of the Forward Purchase Securities (as defined below);

WHEREAS, prior to the Business Combination, Pure will assign to HighPeak Energy that certain Warrant Agreement, dated as of April 12, 2018, by and between Pure and Continental Stock Transfer & Trust Company, as Warrant Agent, entered into in connection with the IPO (including as assigned, and as amended from time to time in accordance with the terms thereof, the “Warrant Agreement”) and, pursuant to such assignment, in connection with the Business Combination Closing the Warrants will become exercisable, pursuant to the terms thereof, for shares of HighPeak Common Stock (such securities, after giving effect to such assignment, referred to herein as the “HighPeak Energy Warrants”);

WHEREAS, the Original Parties desire to assign their rights and obligations under the Original Agreement to HighPeak Energy and the Purchasers, as applicable, pursuant to Sections 4(c) and 9(f) of the Original Agreement and, in connection therewith, to amend and restate the Original Agreement as provided herein;

WHEREAS, the parties hereto hereby acknowledge and agree that the signature of the authorized representative of Pure affixed on the signature page hereto constitutes the valid written consent of Pure to HPEP I’s assignment to the Purchasers and the amendment of the Original Agreement pursuant to Section 4(c) and Section 9(l) of the Original Agreement, and the signature of HPEP I affixed on the signature page hereto constitutes the valid written consent of HPEP I to Pure’s assignment to HighPeak Energy and the amendment of the Original Agreement pursuant to Section 9(f) and Section 9(l) of the Original Agreement;

WHEREAS, the Purchasers wish to subscribe, on the terms and subject to the conditions set forth herein, for an aggregate of up to 15,000,000 shares of HighPeak Common Stock (the “Forward Purchase Shares”), an equivalent number of CVRs (the “Forward Purchase CVRs”), and an equivalent number of HighPeak Energy Warrants (the “Forward Purchase Warrants” and, together with the Forward Purchase Shares and the Forward Purchase CVRs, the “Forward Purchase Securities”), for an aggregate maximum amount of $150,000,000, representing the Original Agreement Purchase Price agreed to be paid by HPEP I under the Original Agreement; and

WHEREAS, the parties desire to amend and restate the Original Agreement in its entirety as provided herein;

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.            Sale and Purchase.

(a)           Forward Purchase Securities.

(i)     At the Forward Closing (as defined below), the Purchasers shall collectively purchase from HighPeak Energy, and HighPeak Energy shall issue and sell to the Purchasers, an aggregate of up to 15,000,000 units of Forward Purchase Securities (“Forward Purchase Units”), with each Forward Purchase Unit consisting of one Forward Purchase Share, one Forward Purchase CVR and one Forward Purchase Warrant, for $10.00 per Forward Purchase Unit (the “Forward Purchase Price”), or an aggregate maximum amount of $150,000,000, with each Purchaser purchasing such number of Forward Purchase Units as is specified in Section 1(a)(ii).

(ii)     Subject to the terms and conditions of this Agreement, each Purchaser has irrevocably committed to purchase and have issued to it the Forward Purchase Securities included in the number of Forward Purchase Units specified on such Purchaser’s signature page hereto (or in an applicable Election Notice or Assignment and Joinder (in each case, as defined below)) at the Forward Purchase Price and HighPeak Energy irrevocably agrees to issue and sell to such Purchaser the Forward Purchase Securities included in such Forward Purchase Units for the foregoing consideration on the Forward Closing Date (as defined below). To the extent that the aggregate amount of Forward Purchase Units subscribed for by the Purchasers is less than 15,000,000 Forward Purchase Units (such remaining uncommitted amounts as of any date, the “Uncommitted Forward Purchase Units”), HPEP I shall have the ability to, from time to time until the Forward Closing, (A) elect to purchase all or any portion of such Uncommitted Forward Purchase Units by delivering a written notice (an “Election Notice”) to HighPeak Energy stating the number of Uncommitted Forward Purchase Units HPEP I irrevocably commits to purchase, subject to the terms and conditions of this Agreement, and, upon delivery of such Election Notice, HPEP I shall immediately and automatically be deemed a Purchaser for all purposes hereunder with respect to the Uncommitted Forward Purchase Units specified in such Election Notice or (B) assign and transfer all or a portion of such right to commit to purchase all or any portion of such Uncommitted Forward Purchase Units to one or more other Persons by delivering to HighPeak Energy an Assignment and Joinder Agreement in substantially the form attached hereto as Exhibit C, which, among other things, requires such assignee(s) to join as a Purchaser party to this Agreement (an “Assignment and Joinder”), executed by HPEP I and such assignee(s) with respect to any such Uncommitted Forward Purchase Units. For the avoidance of doubt, HPEP I shall have no obligation to purchase any Forward Purchase Units unless and until it has delivered one or more Election Notices and then such obligation of HPEP I to purchase Forward Purchase Units shall only be as specified therein. Exhibit B attached hereto as of the date hereof sets forth the name of each Purchaser and the number of Forward Purchase Units that each such Purchaser has committed to purchase as of the date hereof. HighPeak Energy shall amend Exhibit B from time to time to update the information contained therein, including to add additional Purchasers added to this Agreement subsequent to the date hereof via Election Notice or Assignment and Joinder.

(iii)     Each Forward Purchase Warrant will have the same terms as the Private Placement Warrants when issued and will be subject to the terms and conditions of the Warrant Agreement. Each Forward Purchase Warrant will entitle the holder thereof to purchase one share of HighPeak Common Stock at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Forward Purchase Warrants will be exercisable. The Forward Purchase Warrants will become exercisable 30 days after the Business Combination Closing, and will expire five years after the Business Combination Closing or earlier upon the liquidation of HighPeak Energy, as provided in the Warrant Agreement.

(iv)     Each Forward Purchase CVR will be subject to the terms and conditions of the CVR Agreement.

(v)     HighPeak Energy shall deliver a notice (the “Closing Notice”) to the Purchasers and HPEP I, no later than the close of business two (2) Business Days before the Business Combination Closing, specifying the date of the Business Combination Closing and containing instructions for wiring the aggregate Forward Purchase Price for each such Purchaser’s Forward Purchase Units. The closing of the sale of Forward Purchase Units (the “Forward Closing”) shall occur on the same date as the Business Combination Closing (such date being referred to as the “Forward Closing Date”).

(vi)     At least one (1) Business Day prior to the Forward Closing, the Purchasers shall deliver to HighPeak Energy, to be held in escrow until the Forward Closing, the aggregate Forward Purchase Price for the Forward Purchase Units to be purchased by wire transfer of U.S. dollars in immediately available funds to the account specified by HighPeak Energy in the Closing Notice. At the Forward Closing, (A) the aggregate Forward Purchase Price shall be released from escrow automatically and without further action by HighPeak Energy, the Purchasers or any other Person, and (B) upon such release, HighPeak Energy shall issue the number of Forward Purchase Units so purchased to the applicable Purchasers in book-entry form (including pursuant to the CVR Register as defined in the CVR Agreement), free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws, the CVR Agreement or the Warrant Agreement), registered in the name of the applicable Purchasers (or their respective nominees in accordance with their respective delivery instructions), or to a custodian designated by such Purchasers, as applicable. In the event the Business Combination Closing does not occur on the date scheduled for closing as set forth in the Closing Notice, HighPeak Energy may reschedule the Business Combination Closing to another date occurring prior to the Outside Date (as defined below) by delivering a new Closing Notice to the Purchasers specifying the new date for the Business Combination Closing (which may be delivered on less than two (2) Business Days’ prior notice if such new date is less than two (2) Business Days after the originally scheduled date for the Business Combination Closing); provided, however, that in the event the Business Combination Closing is not rescheduled for a date that is five (5) Business Days or less from the previously scheduled date for the Business Combination Closing, HighPeak Energy shall, upon request of any Purchaser, promptly (but not later than the later of two (2) Business Days following such request and three (3) Business Days after the date for which the Business Combination Closing was previously scheduled) return the Forward Purchase Price to such requesting Purchaser. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York; provided, that banks shall be deemed to be generally open for business in the event of a “shelter in place” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer system (including for wire transfers) are open for use by customers on such day.

(b)          Legends.

(i)     Each book entry for the Forward Purchase Securities (other than any Forward Purchase Securities that are registered on an effective Registration Statement (as defined below)) shall contain a notation, and each certificate (if any) evidencing such Forward Purchase Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY.”

(ii)     Each book entry for the Forward Purchase CVRs shall, in addition to the legend specified in Section 1(b)(i), contain a notation in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A CERTAIN CONTINGENT VALUE RIGHTS AGREEMENT BY AND AMONG THE COMPANY AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY.”

(iii)     Each book entry for the Forward Purchase Warrants shall, in addition to the legend specified in Section 1(b)(i), contain a notation in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A CERTAIN WARRANT AGREEMENT BY AND AMONG THE COMPANY AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY.”

2.          Representations and Warranties of the Purchasers. Each Purchaser, severally but not jointly, represents and warrants to HighPeak Energy, solely as to such Purchaser, as follows, as of the date hereof and as of the Forward Closing:

(a)     Organization and Power. Such Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)     Authorization. Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Purchaser, will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws, principles of equity and judicial discretion relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)     Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)     Compliance with Other Instruments. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provision of such Purchaser’s respective organizational documents, (ii) of any instrument, judgment, order, writ or decree to which such Purchaser is a party or by which such Purchaser is bound, (iii) under any note, indenture or mortgage to which such Purchaser is a party or by which such Purchaser is bound, (iv) under any lease, agreement, contract or purchase order to which such Purchaser is a party or by which such Purchaser is bound or (v) of any provision of federal or state statute, rule or regulation applicable to such Purchaser, in each case (other than clause (i)), which would have a material adverse effect on such Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)     Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to HighPeak Energy, which by such Purchaser’s execution of this Agreement, such Purchaser hereby confirms, that the Forward Purchase Units to be acquired by such Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, such Purchaser further represents that such Purchaser has no current plan or intent to, and has not entered into any arrangement with any Person to, sell, constructively sell, exchange, hedge, distribute or otherwise dispose of any Forward Purchase Shares, Forward Purchase Warrants or Forward Purchase CVRs purchased by such Purchaser, directly or indirectly, pursuant to this Agreement. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof. Such Purchaser also understands that Hunton Andrews Kurth LLP and Vinson & Elkins L.L.P. will rely on the representations in this paragraph and assume such representations to be accurate as of the date hereof and as of the Forward Closing Date, without further inquiry on their part, in rendering any opinion with respect to the transactions contemplated by the Business Combination Agreement, including in connection with the preparation of the registration statement on Form S-4 (as amended or supplemented, including as amended to be a Form S-4/S-1, the “Business Combination Registration Statement”) (Registration No. 333-235313) originally filed with the Securities and Exchange Commission (the “Commission”) on December 2, 2019, under the Securities Act of 1933, as amended (the “Securities Act”), as such Business Combination Registration Statement has been and may be amended from time to time, by HighPeak Energy, and that the inaccuracy of such representations may negatively affect any such opinion.

(f)     Disclosure of Information. Such Purchaser has had an opportunity to discuss HighPeak Energy’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Securities, with HighPeak Energy’s management.

(g)     Restricted Securities. Such Purchaser understands that the offer and sale of the Forward Purchase Securities to such Purchaser has not been and will not be registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. Such Purchaser understands that, when purchased, the Forward Purchase Units so purchased will constitute “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Forward Purchase Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser acknowledges that HighPeak Energy has no obligation under this Agreement to register or qualify any of the Forward Purchase Units, or any shares of HighPeak Common Stock for which they may be exercised, for resale, except to the extent provided in Section 4 (the “Registration Rights”). Such Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Securities, and on requirements relating to HighPeak Energy which are outside of such Purchaser’s control, and which HighPeak Energy is under no obligation and may not be able to satisfy.

(h)     High Degree of Risk. Such Purchaser understands that its agreement to purchase Forward Purchase Units involves a high degree of risk which could cause such Purchaser to lose all or part of such Purchaser’s investment.

(i)     Accredited Investor. Such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j)     No General Solicitation. Neither such Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners have either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(k)     Residence. Such Purchaser’s principal place of business is the office or offices located at the address of such Purchaser set forth on the signature page hereof.

(l)     Adequacy of Financing. Such Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(m)     No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of such Purchaser nor any person acting on behalf of such Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to such Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by HighPeak Energy in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by HighPeak Energy, any person on behalf of HighPeak Energy or any of HighPeak Energy’s affiliates (collectively, the “HPE Parties”).

3.           Representations and Warranties of HighPeak Energy. HighPeak Energy represents and warrants to the Purchasers as follows, as of the date hereof and as of the Forward Closing:

(a)     Organization and Corporate Power. HighPeak Energy is a corporation duly incorporated and validly existing and in good standing as a corporation under the laws of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)     Capitalization. As of the date hereof, the authorized share capital of HighPeak Energy consists of 10,000 shares of HighPeak Common Stock, par value $0.0001 per share, all of which are issued and outstanding and owned by Pure. Prior to the Forward Closing, HighPeak Energy will cause the First Amended Charter (as such term is defined in the Business Combination Agreement) to be filed with the Secretary of State of the State of Delaware as a result of which, among other things, the authorized shares of HighPeak Common Stock will be increased to 600,000,000 and 10,000,000 shares of HighPeak Energy preferred stock, par value $0.0001 per share, will be authorized for issuance.

(c)     Authorization. All corporate action required to be taken by HighPeak Energy to authorize HighPeak Energy to enter into this Agreement, and to issue Forward Purchase Units at the Forward Closing, and the securities issuable upon exercise of the Forward Purchase Warrants and pursuant to the CVR Agreement, has been taken or will be taken prior to the Forward Closing. All corporate action on the part of HighPeak Energy necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Forward Closing, and the issuance and delivery of Forward Purchase Units at the Forward Closing and the securities issuable upon exercise of the Forward Purchase Warrants and pursuant to the CVR Agreement, has been taken or will be taken prior to the Forward Closing. This Agreement, when executed and delivered by HighPeak Energy, shall constitute the valid and legally binding obligation of HighPeak Energy, enforceable against HighPeak Energy in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws, principles of equity and judicial discretion relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)     Valid Issuance of Securities. The Forward Purchase Units, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, and the securities issuable upon exercise of the Forward Purchase Warrants and pursuant to the CVR Agreement, when issued in accordance with the terms of the Forward Purchase Warrants, the CVR Agreement and this Agreement, as applicable, will be validly issued, fully paid and nonassessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, the CVR Agreement, the Warrant Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchasers. Assuming the accuracy of the representations of the Purchasers in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Securities will be issued in compliance with all applicable federal and state securities laws.

(e)     Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws, if any, and pursuant to the Registration Rights.

(f)     Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the First Amended Charter as it may be amended from time to time (the “Charter”), or other governing documents of HighPeak Energy, (ii) of any instrument, judgment, order, writ or decree to which HighPeak Energy is a party or by which it is bound, (iii) under any note, indenture or mortgage to which HighPeak Energy is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which HighPeak Energy is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to HighPeak Energy, in each case (other than clause (i)) which would have a material adverse effect on HighPeak Energy or its ability to consummate the transactions contemplated by this Agreement.

(g)     Operations. As of the date hereof, HighPeak Energy has not conducted any operations other than organizational activities and activities in connection with the Business Combination (including as contemplated by the Predecessor Agreement (as defined in the Business Combination Agreement)) and offerings of its securities.

(h)     No General Solicitation. Neither HighPeak Energy, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(i)     No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the HPE Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to HighPeak Energy, this offering, or a potential Business Combination, and the HPE Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchasers in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the HPE Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.            Registration Rights.

(a)     HighPeak Energy agrees that, within thirty (30) calendar days after the consummation of the Business Combination Closing (the “Filing Date”), it will file with the Commission (at HighPeak Energy’s sole cost and expense) a registration statement under the Securities Act (the “Registration Statement”) registering the resale of (i) the Forward Purchase Warrants, (ii) the Forward Purchase CVRs and (iii) the shares of HighPeak Common Stock (A) included in or (B) issuable upon exercise or settlement, as applicable, of the Forward Purchase Warrants and Forward Purchase CVRs forming a part of, the Forward Purchase Securities (the securities described in clauses (i)-(iii), collectively, the “Registrable Securities”), and HighPeak Energy shall use its best efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (I) the 90th calendar day (or 120th calendar day if the Commission notifies HighPeak Energy that it will “review” the Registration Statement) following the Business Combination Closing and (II) the 10th Business Day after the date HighPeak Energy is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that HighPeak Energy’s obligations to include the Registrable Securities of a particular Purchaser in the Registration Statement are contingent upon such Purchaser furnishing in writing to HighPeak Energy such information regarding such Purchaser, the securities of HighPeak Energy held by such Purchaser and such other information as reasonably requested by HighPeak Energy or required by the Securities Act, and such Purchaser shall execute such documents in connection with such registration as HighPeak Energy may reasonably request that are customary of a selling stockholder in similar situations, including providing that HighPeak Energy shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided, further, that the obligation to file a Registration Statement pursuant to this Section 4(a) shall be suspended with respect to any Registerable Securities that have been registered pursuant to the Business Combination Registration Statement for so long as such Business Combination Registration Statement remains effective and adequate to enable the applicable Purchasers whose Registrable Securities are registered thereby to resell such securities in compliance with the Securities Act. For purposes of clarification, any failure by HighPeak Energy to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve HighPeak Energy of its obligations to file or to use its best efforts to cause the Registration Statement to be declared effective as set forth above in this Section 4.

(b)     In the case of the registration, qualification, exemption or compliance effected by HighPeak Energy pursuant to this Agreement (including, if applicable, the registration of Registrable Securities pursuant to the Business Combination Registration Statement, which shall constitute a “Registration Statement”), HighPeak Energy shall, upon reasonable request, inform the applicable Purchaser(s) of the status of such registration, qualification, exemption and compliance. At its expense HighPeak Energy shall:

(i)     except for such times as HighPeak Energy is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its best efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which may be reasonably requested by a Purchaser in connection with offers or sales of securities under such Registration Statement, continuously effective with respect to the applicable Purchasers, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) the Purchasers cease to hold any Registrable Securities, (B) the date all Registrable Securities held by the Purchasers may be sold without restriction under Rule 144 under the Securities Act (“Rule 144”), including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for HighPeak Energy to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) three (3) years from the Effective Date of the Registration Statement. The period of time during which HighPeak Energy is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii)     advise the applicable Purchasers within five (5) Business Days:

(A)	when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(B)	of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(C)	of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(D)

of the receipt by HighPeak Energy of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E)

subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, and, for the avoidance of doubt, subject to Section 4(f), HighPeak Energy shall not, when so advising the Purchasers of such events, provide the Purchasers with any material, nonpublic information regarding HighPeak Energy other than to the extent that providing notice to the Purchasers of the occurrence of the events listed in clauses (A) through (E) above constitutes material, nonpublic information regarding HighPeak Energy;

(iii)     use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)     upon the occurrence of any event contemplated above, except for such times as HighPeak Energy is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, HighPeak Energy shall use its best efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to the Purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)     use its best efforts to cause all Registrable Securities to be listed, no later than substantially concurrently with the effectiveness of a Registration Statement in which such securities are included (or, in the case of shares of HighPeak Common Stock included in, or issuable upon exercise or settlement, as applicable, of the Forward Purchase Warrants and Forward Purchase CVRs forming a part of the Forward Purchase Securities that constitute Registrable Securities of an applicable Purchaser, to cause same to be approved for listing when issued), on each securities exchange or market, if any, on which any securities of the same class issued by HighPeak Energy have been listed and to thereafter maintain such listing (or a listing on another securities exchange on which the securities of the same class issued by HighPeak Energy are, or are to be, listed) on a continuous basis for so long as such securities remain outstanding; and

(vi)     use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Purchasers to sell the Registrable Securities under Rule 144.

(c)     Notwithstanding anything to the contrary in this Agreement, HighPeak Energy shall be entitled to delay or postpone the filing or effectiveness of the Registration Statement, and from time to time to require the Purchasers not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by HighPeak Energy or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event HighPeak Energy’s board of directors reasonably believes would require additional disclosure by HighPeak Energy in the Registration Statement of material information that HighPeak Energy has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of HighPeak Energy’s board of directors, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that HighPeak Energy may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period; and provided further that the Registration Period shall be extended in the case of each such delay or suspension by a number of days equal to the number of days for which such delay or suspension shall have been in effect. Upon receipt of any written notice from HighPeak Energy of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or the related prospectus includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, each of the Purchasers, severally but not jointly, agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Purchaser receives copies of a supplemental or amended prospectus (which HighPeak Energy agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by HighPeak Energy that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by HighPeak Energy unless otherwise required by law or subpoena. If so directed by HighPeak Energy, each of the Purchasers will deliver to HighPeak Energy or, in such Purchaser’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in such Purchaser’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (A) to the extent such Purchaser is required to retain a copy of such prospectus (I) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (II) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)     If HighPeak Energy proposes to file a registration statement under the Securities Act with respect to an offering of Registrable Securities, whether to be sold by HighPeak Energy or by one or more selling security holders, other than a registration statement on Form S-8 or any successor form to Form S-8 or in connection with any employee or director welfare, benefit or compensation plan, in connection with an exchange offer or an offering of securities exclusively to existing security holders of HighPeak Energy or its subsidiaries or relating to a transaction pursuant to Rule 145 under the Securities Act, to the extent any Purchaser party hereto owns shares of common stock with an aggregate value equal to or greater than $10 million (each, an “Eligible Purchaser”) at the time of such filing, HighPeak Energy shall give written notice of the proposed registration to all Eligible Purchasers holding Registrable Securities at least five (5) calendar days prior to the filing of the registration statement (the “Piggy-Back Registration Statement”). Each Eligible Purchaser holding Registrable Securities shall have the right to request that all or any part of its Registrable Securities be included in such Piggy-Back Registration Statement by giving written notice to HighPeak Energy within three (3) calendar days after receipt of the foregoing notice by HighPeak Energy. HighPeak Energy will include all such Registrable Securities requested to be included by the Eligible Purchaser(s) in such Piggy-Back Registration Statement (which shall then constitute a Registration Statement); provided, however, that, if such registration involves an underwritten offering and the managing underwriter advises HighPeak Energy in writing that, in its opinion, the number of securities which HighPeak Energy and the holders of the Registrable Securities and any other shareholders intend to include in such registration exceeds the largest number of securities that can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), then the number of such securities to be included in such registration shall be reduced to such extent, and HighPeak Energy will include in such registration such maximum number of securities as follows: first, all of the securities HighPeak Energy proposes to sell for its own account, if any; provided that the registration of such securities was initiated by HighPeak Energy with respect to securities intended to be registered for sale for its own account; and second, such number of Registrable Securities requested to be included in such registration by the Eligible Purchasers and any other shareholders participating in the offering, including pursuant to the Registration Rights Agreement (as defined below) which, in the opinion of such managing underwriter can be sold without having the adverse effect described above, which number of Registrable Securities shall be allocated pro rata among such Purchasers and other shareholders on the basis of the relative number of shares of common stock then held by each such Purchaser and the other shareholders; provided that any such amount thereby allocated to each such Purchaser that exceeds such Purchaser’s request shall be reallocated among the other Purchaser and other shareholders in like manner, as applicable.

(e)     Registrable Securities proposed to be registered and sold pursuant to Section 4(d) in an underwritten offering for the account of the Purchasers holding Registrable Securities shall be sold to prospective underwriters selected by HighPeak Energy and on the terms and subject to the conditions of one or more underwriting agreements negotiated between HighPeak Energy and the prospective underwriters.

(f)     Any Purchaser may deliver written notice (an “Opt-Out Notice”) to HighPeak Energy requesting that such Purchaser not receive notices from HighPeak Energy otherwise required by this Section 4; provided, however, that such Purchaser may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Purchaser (unless subsequently revoked), (i) HighPeak Energy shall not deliver any such notices to such Purchaser and such Purchaser shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to such Purchaser’s intended use of an effective Registration Statement, such Purchaser will notify HighPeak Energy in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 4(f)) and the related suspension period remains in effect, HighPeak Energy will so notify such Purchaser, within one (1) Business Day of such Purchaser’s notification to HighPeak Energy, by delivering to such Purchaser a copy of such previous notice of Suspension Event, and thereafter will provide such Purchaser with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(g)     To the extent any Purchaser party hereto is purchasing Forward Purchase Securities with an aggregate value equal to or greater than $30 million, such Purchaser shall have the right to become a party to that certain Registration Rights Agreement, substantially in the form attached as Exhibit B to the Business Combination Agreement (the “Registration Rights Agreement”).

5.            Additional Agreements and Acknowledgements of the Purchasers.

(a)         Trust Account.

(i)     Each Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the trust account established for the benefit of the holders of Class A Common Stock in the IPO (the “Trust Account”), except for redemption and liquidation rights, if any, that such Purchaser or its affiliates may have in respect of any Class A Common Stock held by it.

(ii)     Each Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, any Purchaser may have in respect of any Class A Common Stock held by it. In the event any Purchaser has any Claim against Pure under this Agreement, such Purchaser shall pursue such Claim solely against Pure and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Class A Common Stock held by it.

(b)          No Short Sales. Each Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of Pure prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

6.           Listing. HighPeak Energy will use its best efforts to effect and maintain the listing of the HighPeak Common Stock, HighPeak Energy Warrants and CVRs on the Nasdaq Global Market (or another national securities exchange).

7.            Conditions for the Forward Closing.

(a)     The obligation of a Purchaser to purchase Forward Purchase Units at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by such applicable Purchaser:

(i)     The Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Securities;

(ii)     The CVR Agreement shall have been executed and delivered by the Company, HighPeak Pure Acquisition, LLC, a Delaware limited liability company (the “Sponsor”), and the other parties thereto;

(iii)     The Business Combination shall be consummated with a company engaged in a business that is within the investment objectives of the Purchasers; provided, however, that the parties hereto hereby agree that the businesses contemplated to be acquired pursuant to the Business Combination Agreement are hereby deemed to be within the investment objectives of the Purchasers;

(iv)     HighPeak Energy shall have delivered to the Purchasers a certificate evidencing HighPeak Energy’s good standing as a Delaware corporation;

(v)     The representations and warranties of HighPeak Energy set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on HighPeak Energy or its ability to consummate the transactions contemplated by this Agreement;

(vi)     HighPeak Energy shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by HighPeak Energy at or prior to the Forward Closing; and

(vii)     No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Forward Purchase Securities.

(b)     The obligation of HighPeak Energy to sell Forward Purchase Units at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by HighPeak Energy:

(i)     The Business Combination shall be consummated substantially concurrently with the purchase of Forward Purchase Units;

(ii)     The CVR Agreement shall have been executed and delivered by the Sponsor and the other parties thereto;

(iii)     The representations and warranties of the Purchasers set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on any Purchaser or any such Purchaser’s ability to consummate the transactions contemplated by this Agreement;

(iv)     The Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Forward Closing; and

(v)     No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Forward Purchase Securities.

8.            Termination.

(a)          This Agreement may be terminated at any time prior to the Forward Closing:

(i)     by mutual written consent of HighPeak Energy, HPEP I and the Purchasers; or

(ii)     automatically if:

(A)	the Business Combination is not consummated by August 21, 2020 (the “Outside Date”);

(B)	HighPeak Energy or Pure takes any action to (or the board of directors of HighPeak Energy or Pure, as applicable, authorizes such Person to) wind-up its business affairs, liquidate or dissolve; or

(C)

HighPeak Energy becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of HighPeak Energy, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

(b)          This Agreement may be terminated solely with respect to a Purchaser at any time prior to the Forward Closing:

(i)     by mutual written consent of HighPeak Energy and such Purchaser, a copy of which shall be delivered to HPEP I; or

(ii)     by HighPeak Energy by delivery of written notice to such Purchaser and HPEP I if such Purchaser becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of such Purchaser, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to Section 8(a), the Forward Purchase Price, if previously paid, by any applicable Purchaser with respect to any Forward Purchase Units shall be promptly returned to such Purchaser. In the case of a termination pursuant to Section 8(b), the Forward Purchase Price, if previously paid by the Purchaser to whom such termination relates, shall be promptly returned to such Purchaser. Upon any termination of this Agreement pursuant to this Section 8 and thereafter, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchasers or HighPeak Energy and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement; and provided, further, that to the extent this Agreement is terminated pursuant to Section 8(b) with respect to a Purchaser, such termination of this Agreement shall only apply with respect to such Purchaser and its relationship with the other parties hereto and not with respect to the relationships solely among the other parties hereto.

9.            General Provisions.

(a)     Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt.

All communications sent to HighPeak Energy or Pure shall be sent to: HighPeak Energy, Inc., 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102, Attention: Chief Financial Officer, Email: info@highpeakenergy.com, with a copy to HighPeak Energy’s counsel at Hunton Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002, Attention: G. Michael O’Leary, Email: moleary@andrewskurth.com, or to such other email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

All communications to a Purchaser or HPEP I shall be sent to such Person’s address, email address or facsimile number (if any) as set forth under such Person’s name on the signature page hereto (or in any applicable Assignment and Joinder), or to such other email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a), including, with respect to HPEP I or any Purchaser that is an affiliate of HPEP I, with a copy to such Person’s counsel at Vinson and Elkins, L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, Attention: Sarah K. Morgan, Email: smorgan@velaw.com.

(b)     No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchasers agree to indemnify and to hold harmless HighPeak Energy from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchasers or any of their officers, employees or representatives are responsible. HighPeak Energy agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which HighPeak Energy or any of its officers, employees or representatives is responsible.

(c)     Original Agreement. From and after the effective time of this Agreement, this Agreement shall supersede, in its entirety, the Original Agreement and the Original Agreement shall be deemed canceled and shall cease to have any force or effect.

(d)     Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Forward Closing.

(e)     Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or concurrently herewith, or are referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(f)     Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding anything to the contrary contained herein, (i) the representations, warranties and covenants of each Purchaser are for the sole and exclusive benefit of the Company and as provided in Section 2(e), Hunton Andrews Kurth LLP and Vinson and Elkins L.L.P., (ii) no Purchaser shall be entitled to rely on, or to assert any claim based on, any representation, warranty or covenant of any other Purchaser, and (iii) no Purchaser shall have any obligation or liability to any other Purchaser hereunder.

(g)     Assignments. Except as otherwise specifically provided herein, including in Section 1(a)(ii), no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

(h)     Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(i)     Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(j)     Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

(k)     Jurisdiction. The parties (i) submit to the jurisdiction of the state courts of Delaware and the United States District Court for the District of Delaware, and the applicable appellate courts thereof, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of Delaware or the United States District Court for the District of Delaware, and any applicable appellate courts thereof, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Notwithstanding anything in this Agreement to the contrary, this section shall not apply to claims or actions arising out of either the Securities Act or the Exchange Act.

(l)     Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, this Section 9(l) shall not apply to claims or actions arising out of either the Securities Act or the Exchange Act.

(m)     Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company, HPEP I and the Purchasers; provided, however, that the Company may amend Exhibit B to update the information contained therein without the consent of any other Person. In the event the Company amends Exhibit B, the Company shall promptly deliver a copy of such amended Exhibit B to the Purchasers and HPEP I; provided, however, that the failure to deliver a copy of such amended Exhibit B to the Purchasers and HPEP I shall not affect the effectiveness of such amendment.

(n)     Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(o)     Expenses. Each of HighPeak Energy and the Purchasers will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. HighPeak Energy shall be responsible for the fees of its transfer agent, the warrant agent under the Warrant Agreement and the rights agent under the CVR Agreement, stamp taxes and all The Depository Trust Company fees associated with the issuance of the Forward Purchase Securities and the securities issuable upon exercise of the Forward Purchase Warrants or pursuant to the CVR Agreement.

(p)     Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(q)     Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(r)     Specific Performance. The Purchasers agree that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchasers in accordance with the terms hereof and that HighPeak Energy shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

(s)     Liability. Any liability of the Purchasers under this Agreement shall be several and not joint.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

HIGHPEAK ENERGY, INC.

By:

Name:    Steven W. Tholen

Title:      Chief Financial Officer

SIGNATURE PAGE TO
AMENDED & RESTATED FORWARD PURCHASE AGREEMENT

PURCHASER:

[Name]

By:

Name:

Title:

Exact Name in which the Forward Purchase

Securities Should be Issued:

Address for Notices:

Email:

Number of Forward Purchase Units the

Abovesigned Purchaser Irrevocably Commits to

Purchase in accordance with the terms of this

Agreement:

SIGNATURE PAGE TO
AMENDED & RESTATED FORWARD PURCHASE AGREEMENT

ORIGINAL PARTIES:

PURE ACQUISITION CORP.

By:

Name:    Steven W. Tholen

Title:      Chief Financial Officer

HIGHPEAK ENERGY PARTNERS, LP

By:     HighPeak Energy Partners GP, LP

Its general partner

By:     HighPeak GP, LLC

Its general partner

By:

Name:    Jack Hightower

Title:      Chief Executive Officer

Address for Notices:

HighPeak Energy Partners, LP

Attention: Chief Financial Officer

421 W. 3rd Street, Suite 1000

Fort Worth, Texas 76102

Email: stholen@highpeakenergy.com

SIGNATURE PAGE TO
AMENDED & RESTATED FORWARD PURCHASE AGREEMENT

Exhibit A

Form of CVR Agreement

(see attached)

Exhibit A to Amended & Restated Forward Purchase Agreement

Exhibit B

Schedule of Purchasers

Date:

Purchaser and Notice Address	Number of Forward Purchase Units (“FPU”)	Consideration ($10.00 per FPU)	Forward Purchase Shares (“FPS”) (1 FPS per FPU)	CVRs (1 CVR per FPU)	Forward Purchase Warrants (“FPW”) (1 FPW per FPU)

Total

Exhibit B to Amended & Restated Forward Purchase Agreement

Exhibit C

Form of Assignment and Joinder

This Assignment and Joinder Agreement (this “Agreement”) is entered into on _(Date)_______________ by and between HighPeak Energy Partners, LP, a Delaware limited partnership (“Assignor”), and __(Purchaser Name)______________ (“Assignee”). Capitalized terms used but not herein defined will have the meanings given to them in the Forward Purchase Agreement (as defined below).

RECITALS

WHEREAS, HighPeak Energy, Inc., a Delaware corporation (the “Company”), Assignor and the other parties thereto are parties to that certain Amended & Restated Forward Purchase Agreement, dated as of July 24, 2020 (as amended, supplemented, or modified from time to time, the “Forward Purchase Agreement”);

WHEREAS, Assignor is permitted to assign all or a portion of Assignor’s right to commit to purchase all or any portion of the Uncommitted Forward Purchase Units to one or more other Persons by delivering to HighPeak Energy an Assignment and Joinder Agreement executed by Assignor and such assignee with respect to any such Uncommitted Forward Purchase Units; and

WHEREAS, Assignor desires to assign and transfer its right to commit to purchase that number of Uncommitted Forward Purchase Units set forth in Item 2 on Schedule A attached hereto to Assignee, and Assignee desires to accept such assignment and transfer and to irrevocably commit to purchase that number of Forward Purchase Units.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Assignment and Assumption; Irrevocable Commitment to Purchase. Assignor hereby assigns and transfers to Assignee its right to commit to purchase that number of Uncommitted Forward Purchase Units set forth in Item 2 on Schedule A attached hereto, and Assignee hereby accepts and assumes such assignment and transfer and further hereby irrevocably commits to purchase that number of Forward Purchase Units pursuant to the terms of the Forward Purchase Agreement.

2.     Joinder to Forward Purchase Agreement. Assignee hereby joins as a party to the Forward Purchase Agreement in the capacity of a Purchaser and agrees to be bound by, subject to and enjoy the benefit of the applicable rights and obligations of a Purchaser set forth in the Forward Purchase Agreement with the same force and effect as if Assignee were an original party thereto. In addition, Assignee hereby represents and warrants, as of the date hereof and as of the Forward Closing, to the matters set forth in Section 2 of the Forward Purchase Agreement. Any notice or other communication to be given or made to Assignee under the Forward Purchase Agreement may be given or made to the address, email address or facsimile number (if any) listed under Assignee’s name on the signature page hereto or as Assignee may otherwise direct from time to time in accordance with the terms of the Forward Purchase Agreement.

Exhibit C to Amended & Restated Forward Purchase Agreement

3.     Successors and Assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties, and any attempt to do so will be void, except for assignments and transfers by operation of law. Subject to this Section 3, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns. The Company is hereby expressly made a third-party beneficiary of this Agreement and is permitted to enforce the terms hereof.

4.      Invalid Provisions. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

5.      Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any conflict or choice of law provision that would result in the imposition of another state’s law.

6.      Counterparts; Headings. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any facsimile or pdf copies hereof or signature hereon shall, for all purposes, be deemed originals.

[Signature Pages Follow]

Exhibit C to Amended & Restated Forward Purchase Agreement

IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the date first written above.

ASSIGNOR:

HIGHPEAK ENERGY PARTNERS, LP

By:     HighPeak Energy Partners GP, LP

Its general partner

By:     HighPeak GP, LLC

Its general partner

By:

Name:    Jack Hightower

Title:      Chief Executive Officer

ASSIGNEE:

[●]

By:

Name:

Title:

Address for Notices:

[●]

[●]

[●]

Email [●]

Exact Name in which the Forward Purchase

Securities Should be Issued: [●]

ACKNOWLEDGED AND AGREED:

HIGHPEAK ENERGY, INC.

By:

Name:    Steven W. Tholen

Title:      Chief Financial Officer

Signature Page to Assignment and Joinder Agreement
Exhibit C to Amended & Restated Forward Purchase Agreement

SCHEDULE A

SCHEDULE OF ASSIGNED AND RETAINED FORWARD PURCHASE SECURITIES

1. Number of Uncommitted Forward Purchase Units (prior to assignment):	_______________

2. Number of Uncommitted Forward Purchase Units being assigned to Assignee and which Assignee irrevocably commits to purchase:	_______________

3. Number of remaining Uncommitted Forward Purchase Units (after assignment)	_______________

Schedule A to Assignment and Joinder Agreement

Exhibit C to Amended & Restated Forward Purchase Agreement